Exhibit 5.1

December 3, 2014

Astrotech Corporation

401 Congress Avenue, Suite 1650

Austin, Texas 78701

Re:	Registration Statement on Form S-8 of Shares of Common Stock, no par value per share, of Astrotech Corporation

Ladies and Gentlemen:

We have acted as special Washington State counsel to you in connection with the issuance of up to 3,700,000 shares of common stock, no par value per share (the "Shares"), of Astrotech Corporation (the "Company") that may be issued pursuant to the Astrotech Corporation 2011 Stock Incentive Plan, as amended (the "2011 Plan"). The Shares are included in the Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectuses, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined the Registration Statement, and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Our opinion set forth below is limited to the law of the State of Washington.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the 2011 Plan have been duly authorized and that, upon the registration by its registrar of the Shares, the issuance thereof by the Company in accordance with the terms of the 2011 Plan, and the receipt of consideration therefor in accordance with the terms of the 2011 Plan, such Shares will be validly issued, fully paid and nonassessable.

December 3, 2014

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP